UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 1, 2007, at the Annual Meeting of Stockholders (the “2007 Annual Meeting”) of LeapFrog Enterprises, Inc. (the “Company”), the stockholders of the Company approved the proposal to amend the 2002 Equity Incentive Plan (the “Incentive Plan”) to increase the aggregate number of shares of Class A common stock authorized for issuance under the Incentive Plan by 3,000,000 shares. The Incentive Plan, as amended and restated, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

At the 2007 Annual Meeting, the stockholders of the Company voted on the following four proposals:

1.	The following individuals were elected to serve as directors for the ensuing year and until their successors are elected and qualified:

Steven B. Fink

Jeffrey G. Katz

Thomas J. Kalinske

Stanley E. Maron

E. Stanton McKee, Jr.

David C. Nagel

Ralph R. Smith

Caden Wang

2.	The proposal to amend the 2002 Equity Incentive Plan (the “Incentive Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,000,000 shares was approved.

3.	The stockholder proposal to arrange for the prompt sale of the Company to the highest bidder was not approved.

4.	The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the Company’s fiscal year ending December 31, 2007 was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	2002 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ William B. Chiasson
Date: July 19, 2007		William B. Chiasson
Chief Financial Officer